UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to § 240.14a-12

POAGE BANKSHARES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A
(2)	Aggregate number of securities to which transactions applies:
N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
N/A
(4)	Proposed maximum aggregate value of transaction:
N/A
(5)	Total fee paid:
N/A
☐	Fee paid previously with preliminary materials:
N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:
N/A
(2)	Form, schedule or registration statement no.:
N/A
(3)	Filing party:
N/A
(4)	Date filed:
N/A

July 1, 2015

Dear Fellow Shareholder:

Our Annual Meeting of Stockholders on July 21, 2015 is fast approaching. We ask again that you support your Board of Directors’ highly qualified nominees for director – Darryl E. Akers, Thomas P. Carver II and Daniel King III – by voting the enclosed WHITE proxy card “FOR” all three nominees.

We are pleased to report good news for the value of your shares:

•	Profitability – In our previous letter, we reported a significant increase in period-over-period profitability. We also are pleased to report that our net interest margin, which we believe is a key indicator of profitability, increased from 3.48% for the twelve months ended March 31, 2014 to 4.23% for the twelve months ended March 31, 2015.[1]

•	Increased Book Value Per Share – Our tangible book value per share increased $0.97 from March 31, 2014 to March 31, 2015.[2]

•	Dividend Increase – We announced a 20% increase in our quarterly cash dividend, to $0.06 per share.[3]

•	Stock Repurchases – During the quarter ended March 31, 2015, we expended over $1.2 million to repurchase 81,823 shares of our common stock at an average price of $14.96 per share.[4] Also, on June 29, 2015, we announced an additional 200,000 share repurchase authorization.[5]

Please vote the WHITE proxy card “FOR” all of your Board of Directors’ nominees and return it today in the return envelope addressed to “Proxy Tabulator Mediant Communications LLC, PO Box 8016, Cary, NC.”

___________________________

1 Source: SNL Financial LC and Poage Bankshares, Inc.’s filings with the SEC.

2 Source: SNL Financial LC and Poage Bankshares, Inc.’s filings with the SEC.

3 Source: Poage Bankshares, Inc. Current Report on Form 8-K, filed with the SEC on April 21, 2015.

4 Source: Poage Bankshares, Inc. Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 15, 2015.

5 Source: Poage Bankshares, Inc. Current Report on Form 8-K, filed with the SEC on June 29, 2015.

Thank you for your continued support.

Sincerely,

Thomas P. Carver II	Ralph E. “Gene” Coffman, Jr.
Chairman of the Board	President and Chief Executive Officer

Your Vote Is Important, No Matter How Many Shares You Own.

If you have any questions about how to vote your shares using the WHITE proxy card, or need additional assistance, please contact the firm assisting us in soliciting proxies:

Laurel Hill Advisory Group, LLC

2 Robbins Lane, Suite 201

Jericho, NY 11753

For shareholder questions: (888) 742-1305

For banks and brokers: (212) 933-3100

Important Information

This letter may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its shareholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information. Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Corporate Secretary, Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding these individuals in the Proxy Statement, filed with the SEC on June 22, 2015.

2

Use of Non-GAAP Financial Measures

Tangible book value per share is a financial measure not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). For purposes of calculating tangible book value per share, Poage Bankshares, Inc. deducts from it shareholders’ equity goodwill and other intangible assets in order to calculate tangible book value. Book value per share, which is the most comparable financial measure calculated in accordance with GAAP, increased $1.04 from March 31, 2014 to March 31, 2015. Poage Bankshares, Inc. believes that tangible book value per share is useful information to investors because it is commonly used by investors as a measure of franchise value.

Forward-Looking Statements

This letter and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking statements” that deal with future results, expectations, plans and performance.  These forward-looking statements might include one or more of the following: projections of our operating results and financial condition; descriptions of plans or objectives of management for future operations, products or services; forecasts of future economic performance; and use and descriptions of assumptions and estimates underlying or relating to such matters. Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “look-forward,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may”.

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: difficulties or unexpected developments related to the integration of acquired businesses; possible legislative changes and adverse economic, business and competitive conditions and developments; deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; the ability or inability of the Company to manage interest rate and other risks; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

3